SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 14 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) February 3, 1998



                                  MASTEC, INC.
                  ---------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



            Delaware                0-3797                59-1259279

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  State of Other Jurisdiction     (Commission            (IRS Employer
      Of Incorporation)           File Number)        Identification No.)


    3155 N.W. 77th Avenue, Miami, Florida                33122-1205

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   Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (305) 599-1800


                                       N/A

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          (Former Name or Former Address, if Changed Since Last Report)






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                              Item 5. Other Events

         On February 3, 1998, MasTec, Inc. announced the sale of $200 million in senior subordinated notes due in 2008 with a coupon rate of 7 3/4 percent. The notes, that were sold in a private placement with registration rights, will yield a 7.77 percent discount to investors. The offering was increased from $150 million to take advantage of attractive interest rates and proceeds will be used for general corporate purposes, including acquisitions, working capital and capital expenditures.

         On February 6, 1998, MasTec, Inc. announced the acquisition of Phasecom Systems, Inc. of Toronto, Canada, a telecommunications infrastructure services provider in Ontario, Alberta and Saskatchewan, Canada and in Buffalo, New York and New Orleans, Louisiana.

         The Company has issued press releases announcing the foregoing events, copies of which are attached as exhibits 99.1 and 99.2 which are incorporated herein by reference.

                   Item 7. Financial Statements and Exhibits.

         (c)

99.1     Press release dated February 3, 1998.
99.2     Press release dated February 6, 1998.


                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




    Date:  February 20, 1998.        /s/ Edwin D. Johnson





                                          ---------------------------------
                                          Edwin D. Johnson
                                          Senior Vice President-
                                          Chief Financial Officer
                                          (Principal Financial Officer
                                             and Authorized Officer)